UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 28, 2024
Date of Report (date of earliest event reported)
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Installed Building Products, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36307 (Commission File Number)	45-3707650 (I.R.S. Employer Identification Number)
495 South High Street, Suite 50, Columbus, OH 43215
(Address of principal executive offices and zip code)
614-221-3399
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IBP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

On March 28, 2024 (the “Effective Date”), Installed Building Products, Inc., a Delaware corporation (the “Company”) and certain of its affiliates entered into Amendment No. 3 to Term Loan Credit Agreement (“Third Amendment”) with Royal Bank of Canada as term administrative agent and term collateral agent and the lenders party thereto, which amends the existing Term Loan Credit Agreement, dated December 14, 2021, by and among the Company, Royal Bank of Canada as term administrative agent and term collateral agent and lenders party thereto (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of April 28, 2023, and as further amended by Amendment No. 2 to Term Loan Credit Agreement, dated as of August 14, 2023, the “Existing Credit Agreement”). The Existing Credit Agreement provided for a term loan facility in an original aggregate principal amount of $500 million and maturing on December 14, 2028. RBC Capital Markets, BofA Securities, Inc., Goldman Sachs Bank USA, Jefferies Finance LLC and The Benchmark Company, LLC acted as joint lead arrangers and book running managers for the Third Amendment.

The Third Amendment, among other things, amends certain terms of the Existing Credit Agreement, including without limitation, to reprice and refinance the Company’s approximately $490 million of existing term loans, in connection with which new term loans in the amount of $500 million will be issued (the “Tranche B-2 Term Loans”).

The Tranche B-2 Term Loans will mature on the seventh anniversary of the Effective Date, will not have any credit spread adjustment and the Floor (as defined in the Existing Credit Agreement) will be reduced to 0.0%. The Tranche B-2 Term Loans will bear interest, at the Company’s option, at a rate equal to either: the adjusted term secured overnight financing rate plus 2.00% per annum, or an alternative base rate plus 1.00%.

The Tranche B-2 Term Loans will also have the benefit of (i) a six-month “soft call” protection provision running from the Effective Date, during which a 1.00% premium will be charged in connection with certain repricing transactions, and (ii) a 50 basis points most favored nation protection for 12 months following the Effective Date.

The foregoing summary of the Third Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to, the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On March 28, 2024, the Company issued a press release announcing the closing of the Third Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Third Amendment to Term Loan Credit Agreement, dated as of March 28, 2024, by and among Installed Building Products, Inc., the other loan parties thereto, Royal Bank of Canada, as term administrative agent and as term collateral agent and the lenders party thereto.
99.1	Press Release of Installed Building Products, Inc. dated March 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of March, 2024.

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Chief Financial Officer